Exhibit 4.24

COLLATERAL AGREEMENT

dated as of

February 11, 2011

among

PLY GEM INDUSTRIES, INC.,

PLY GEM HOLDINGS, INC.,

the GUARANTORS named herein

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Noteholder Collateral Agent

Reference is made to the Amended and Restated Lien Subordination and Intercreditor Agreement dated as of February 11, 2011, among UBS AG, Stamford Branch, as Collateral Agent for the Revolving Facility Secured Parties referred to therein; Wells Fargo Bank, National Association, as Trustee and as Noteholder Collateral Agent; Ply Gem Industries, Inc.; Ply Gem Holdings, Inc.; and the other subsidiaries of Ply Gem Industries, Inc. named therein (the “Intercreditor Agreement”).  Notwithstanding any other provision contained herein, this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement and, to the extent provided therein, the applicable Senior Secured Obligations Security Documents (as defined in the Intercreditor Agreement).  In the event of any conflict or inconsistency between the provisions of this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.

TABLE OF CONTENTS

COLLATERAL AGREEMENT

COLLATERAL AGREEMENT, dated as of February 11, 2011, among PLY GEM INDUSTRIES, INC., a Delaware corporation (the “Issuer”), PLY GEM HOLDINGS, INC., a Delaware corporation (“Holdings”), the other Persons listed on Schedule I hereto (Holdings and the Persons so listed being, collectively, the “Guarantors” and together with the Issuer, the “Grantors”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Noteholder Collateral Agent under the Indenture referred to herein (in such capacity, the “Noteholder Collateral Agent”).

PRELIMINARY STATEMENTS

(1) The Issuer, Holdings and the other Grantors party thereto have entered into (a) an Indenture dated of even date herewith (said Indenture, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the “Indenture”) with Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”) and as Noteholder Collateral Agent and (b) a Purchase Agreement, dated as of February 11, 2011 (the “Purchase Agreement”), among the Issuer, Holdings, the Guarantors and the Initial Purchasers named therein (the “Initial Purchasers”).

(2) Pursuant to the Indenture, the Grantors are entering into this Agreement in order to grant to the Noteholder Collateral Agent for the ratable benefit of the Secured Parties a security interest in the Collateral (as hereinafter defined) to secure the Obligations.

(3) It is a condition precedent to the purchasing of the Notes by the Initial Purchasers that the Grantors shall have granted the assignment and security interest and made the pledge and assignment contemplated by this Agreement.

(4) Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Purchase Agreement and the Indenture.

(5) Terms defined in the Indenture or the Intercreditor Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Indenture or the Intercreditor Agreement, as applicable.  Further, unless otherwise defined in this Agreement or in the Indenture or Intercreditor Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9 (including Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Commodity Account, Commodity Contract, Deposit Accounts, Documents, Equipment, Farm Products, Financial Assets, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter of Credit Rights, Securities Accounts, Securities Intermediary, Security, Security Entitlements and Supporting Obligations).  Additionally, the following terms shall have the following meanings:

“Account Debtor” shall mean a Person who is obligated under an Account, Chattel Paper or General Intangible.

“Bank Collateral Agent” shall have the meaning given to the term “Collateral Agent” in the Intercreditor Agreement.

“Commodity Account Control Agreement” shall mean an agreement in form reasonably satisfactory to the Controlling Agent sufficient to grant the Controlling Agent Control over a specified Commodity Account.

“Control” shall mean (i) in the case of each Deposit Account, “control,” as such term is defined in Section 9-104 of the UCC, (ii) in the case of any Security Entitlement, “control,” as such term is defined in Section 8-106 of the UCC and (iii) in the case of any Commodity Contract, “control,” as such term is defined in Section 9-106 of the UCC.

“Control Agreements” shall mean, collectively, the Deposit Account Control Agreements, the Securities Account Control Agreements and the Commodity Account Control Agreements.

“Controlling Agent” shall mean (i) (x) in the case of any Asset Sale Proceeds Account or (y) following the Discharge of Senior Secured Obligations (where Revolving Facility Obligations constitute Senior Secured Obligations), the Noteholder Collateral Agent and (ii) in all other cases, the Bank Collateral Agent.

“Deposit Account Control Agreement” shall mean an agreement in form reasonably satisfactory to the Controlling Agent sufficient to grant the Controlling Agent Control over a specified Deposit Account.

“Dominion Account” means any Deposit Account of a Grantor at the Controlling Agent or its Affiliates or branches or another bank acceptable to the Controlling Agent, in each case which is subject to a Deposit Account Control Agreement.

“Excluded Accounts” shall mean each of the following, but in each case only to the extent that Control of the same has not been provided to or for the benefit of any other creditor or as security for any other obligations:

(i)  all Deposit Accounts maintained by the Grantors solely for the purpose of making current payments of payroll obligations in the ordinary course of business;

(ii) for a period of not more than 30 days (or such longer period as may be approved by the Controlling Agent in its sole discretion) after a Person becomes a Guarantor, the Deposit Accounts, Securities Accounts and Commodity Accounts of such new Guarantor; and

(iii) any Deposit Accounts, Securities Accounts and Commodity Accounts (in each case other than Asset Sale Proceeds Accounts) as to which (A) during the first 90 days following the Issue Date, the aggregate book balances thereof, taken as a whole, do not exceed $5,000,000, and (B) thereafter, the aggregate collected balances thereof, taken as a whole, do not exceed $5,000,000 (or such greater amount as may be agreed from time to time by the Noteholder Collateral Agent in its discretion).

“Excluded Assets” shall mean (i) Excluded Equity and (ii) Special Property other than the following:

(a) the right to receive any payment of money (including Accounts, General Intangibles and Payment Intangibles) or any other rights referred to in Sections 9-406, 9-407, 9-408, 9-409 of the UCC to the extent that such sections of the UCC are effective to limit the prohibitions which make such property “Special Property”;

(b) any Proceeds, substitutions or replacements of any Special Property (unless such Proceeds, substitutions or replacements would constitute Special Property).

“Excluded Equity” means Equity Interests solely to the extent:

(a) in excess of 66% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary; or

(b) the inclusion of such Equity Interests in the Collateral would require separate financial statements for a Subsidiary of Holdings or the Issuer to be filed with the SEC (or any successor federal agency) pursuant to Rule 3-16 of Regulation S-X (or any successor law or regulation), as in effect from time to time.

“Lien Waiver” means an agreement, in form and substance reasonably satisfactory to the Controlling Agent, by which (a) for any Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit the Controlling Agent to enter upon the premises and remove the Collateral or to use the premises for an agreed upon period of time to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any documents in its possession relating to the Collateral as agent for the Controlling Agent, and agrees to deliver the Collateral to the Controlling Agent upon request and (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges the Controlling Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to the Controlling Agent upon request.

“Majority Noteholders” means the Holders of 25% or more of the outstanding principal amount of the Notes issued under the Indenture.

“Note Documents” means the Indenture (including the Note Guarantees set forth therein), the Notes, this Agreement, the other Noteholder Security Documents, the Intercreditor Agreement and the other documents and instruments executed and delivered pursuant to the foregoing, as such documents and instruments may be amended, amended, restated, supplemented or otherwise modified from time to time.

“Obligations” means (a) the Indebtedness evidenced by the Notes and all obligations in respect thereof, including principal, premium (if any), interest (including Additional Interest, if any, and interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer or any Guarantor whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees and all other amounts payable thereunder or in respect thereof, and (b) any other obligations of the Issuer or any Guarantor under the Indenture or any other Note Document.

“Payment Item” means each check, draft or other item of payment payable to a Grantor, including those constituting proceeds of any Collateral.

“Release Date” shall have the meaning specified in Section 20.

“Secured Parties” means, collectively, (a) the Holders (as defined in the Indenture), (b) the Trustee, (c) the Noteholder Collateral Agent, (d) each other Person that holds, or is an obligee in respect of, any Obligations, and (e) the successors and assigns of each of the foregoing.

“Securities Account Control Agreement” shall mean an agreement in form reasonably satisfactory to the Controlling Agent sufficient to grant the Controlling Agent Control with respect to a specified Securities Account.

“UCC” shall mean the Uniform Commercial Code (as defined in the Indenture).

NOW, THEREFORE, in consideration of the premises and in order to induce the Initial Purchasers to purchase the Notes and the Trustee and Noteholder Collateral Agent to enter into the Indenture, each Grantor hereby agrees with the Noteholder Collateral Agent for the ratable benefit of the Secured Parties as follows:

Section 1. Grant of Security.  Each Grantor hereby grants to the Noteholder Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, such Grantor’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):

(a) all Accounts;

(b) all cash and Cash Equivalents;

(c) all Chattel Paper;

(d) all Commercial Tort Claims (including, without limitation, the Commercial Tort Claims set forth on Schedule 14 to the Perfection Certificate);

(e) all Deposit Accounts;

(f) all Documents;

(g) all Equipment;

(h) all Farm Products;

(i) all Fixtures;

(j) all General Intangibles;

(k) all Goods;

(l) all Instruments;

(m) all Inventory;

(n) all Letter-of-Credit Rights (together with all Accounts, Chattel Paper, Instruments, Deposit Accounts, General Intangibles  and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, the “Receivables”; and all rights now or hereafter existing in and to all supporting obligations and in and to all security agreements, mortgages, Liens, leases, letters of credit and other contracts securing or otherwise relating to the Receivables, being the “Related Contracts”);

(o) the following (the “Security Collateral”):

(i) all indebtedness from time to time owed to such Grantor, including without limitation, all promissory notes or instruments, if any, evidencing such indebtedness, all indebtedness owed to such Grantor pursuant to the Intercompany Note and the instruments set forth on Schedule 8 to the Perfection Certificate (the “Pledged Debt”), and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt;

(ii) all Equity Interests, other than Excluded Equity, from time to time acquired, owned or held by such Grantor in any manner, including, without limitation, the Equity Interests of each Grantor set forth opposite such Grantor’s name on and otherwise described on Schedule 7 to the Perfection Certificate, and the certificates, if any, representing such shares or units or other Equity Interests (collectively, the “Pledged Equity”), and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and all subscription warrants, rights or options issued thereon or with respect thereto; and

(iii) all Investment Property and all Financial Assets (including, without limitation, all securities, security entitlements and securities accounts), the certificates or instruments, if any, representing or evidencing such Investment Property or Financial Assets and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange therefor and all subscription warrants, rights or options issued thereon or with respect thereto;

provided, however, that (i) the Equity Interests and other securities of a Subsidiary will constitute Security Collateral only to the extent that such Equity Interests and other securities can secure the Notes without Rule 3-16 of Regulation S-X under the Securities Act (“Rule 3-16”) (or any other law, rule or regulation) requiring separate financial statements of such Subsidiary to be filed with the SEC (or any other governmental agency); (ii) in the event that Rule 3-16 requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary due to the fact that such Subsidiary’s Equity Interests or other securities constitute Security Collateral, then such Equity Interests or other securities shall automatically be deemed not to be Security Collateral, but only to the extent necessary to not be subject to such requirement; and (iii) in the event that Rule 3-16 is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Equity Interests or other securities to constitute Security Collateral without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then such Equity Interests and other securities shall automatically be deemed to be Security Collateral, but only to the extent necessary to not be subject to any such financial statement requirement.

(p) all contracts and agreements between any Grantor and one or more additional parties (including, without limitation, any Swap Contracts, licensing agreements and any partnership agreements, joint venture agreements, limited liability company agreements), the Related Contracts and the IP Agreements (as hereinafter defined), in each case as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time (collectively, the “Assigned Agreements”), including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) claims of such Grantor for damages arising out of or for breach of or default under the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder (all such Collateral being the “Agreement Collateral”);

(q) the following (collectively, the “Intellectual Property Collateral”):

(i) all patents, patent applications, utility models and statutory invention registrations, all inventions claimed or disclosed therein and all improvements thereto (“Patents”);

(ii) all trademarks, service marks, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together, in each case, with the goodwill symbolized thereby (“Trademarks”);

(iii) all copyrights, including, without limitation, copyrights in Computer Software (as hereinafter defined), internet web sites and the content thereof, whether registered or unregistered (“Copyrights”);

(iv) all computer software, programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware and documentation and materials relating thereto, together with any and all maintenance rights, service rights, programming rights, hosting rights, test rights, improvement rights, renewal rights and indemnification rights and any substitutions, replacements, improvements, error corrections, updates and new versions of any of the foregoing (“Computer Software”);

(v) all confidential and proprietary information of the Grantor, including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information (collectively, “Trade Secrets”), and all other intellectual, industrial and intangible property of any type, including, without limitation, industrial designs and mask works;

(vi) all registrations and applications for registration for any of the foregoing, including, without limitation, those registrations and applications for registration set forth in Schedule 13 to the Perfection Certificate, together with all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof;

(vii) all tangible embodiments of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(viii) all agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any of the foregoing to which such Grantor, now or hereafter, is a party or a beneficiary (“IP Agreements”); and

(ix) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages (the property described in this Section 1(q) is referred to herein as the “Intellectual Property”);

(r) all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of such Grantor pertaining to any of the Collateral;

(s) and all other tangible and intangible personal property of whatever nature whether or not covered by Article 9 of the UCC;

(t) all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to and Supporting Obligations relating to, any and all of the Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (t) of this Section 1) and, to the extent not otherwise included, all payments under insurance (whether or not the Noteholder Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral;

provided that notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in any Excluded Asset.

Section 2. Security for Obligations.  This Agreement secures, in the case of each Grantor, the payment of all Obligations of such Grantor now or hereafter existing under the Note Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest (including interest and fees that accrue after the commencement by or against any Grantor of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding), fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such obligations being the “Secured Obligations”).

Section 3. Grantors Remain Liable.  Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Noteholder Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Note Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 4. Delivery and Control of Security Collateral.  (a) (i) All certificates representing or evidencing the Pledged Equity and (ii) all instruments representing or evidencing the Pledged Debt (excluding, unless an Event of Default has occurred and is continuing, Pledged Debt in an aggregate principal amount not in excess of $1,000,000), shall be delivered to and held by or on behalf of the Noteholder Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Noteholder Collateral Agent.  During the continuation of an Event of Default, the Noteholder Collateral Agent shall have the right, at any time and without notice to any Grantor, to (i) transfer to or to register in the name of the Noteholder Collateral Agent or any of its nominees any or all of the Security Collateral, subject only to the revocable rights specified in Section 11(a), (ii) exchange certificates or instruments representing or evidencing Security Collateral for certificates or instruments of smaller or larger denominations, and (iii) convert Security Collateral consisting of financial assets credited to any Securities Account to Security Collateral consisting of financial assets held directly by the Noteholder Collateral Agent, and to convert Security Collateral consisting of financial assets held directly by the Noteholder Collateral Agent to Security Collateral consisting of financial assets credited to any Securities Account.

(b) Each Grantor acknowledges and agrees that (i) to the extent each interest in any limited liability company or limited partnership controlled now or in the future by such Grantor and pledged hereunder is a “security” within the meaning of Article 8 of the UCC and is governed by Article 8 of the UCC, such interest shall be certificated and (ii) each such interest shall at all times hereafter continue to be such a security and represented by such certificate.  Each Grantor further acknowledges and agrees that with respect to any interest in any limited liability company or limited partnership controlled now or in the future by such Grantor and pledged hereunder that is not a “security” within the meaning of Article 8 of the UCC, such Grantor shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the UCC, nor shall such interest be represented by a certificate, unless such Grantor provides prior written notification to the Noteholder Collateral Agent of such election and such interest is thereafter represented by a certificate that is promptly delivered to the Noteholder Collateral Agent pursuant to the terms hereof.

(c) With respect to any Security Collateral in which any Grantor has any right, title or interest and that constitutes an uncertificated security, such Grantor will promptly notify the Noteholder Collateral Agent thereof and, at the Noteholder Collateral Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Noteholder Collateral Agent, either (i) cause the issuer to agree to comply with instructions from the Noteholder Collateral Agent as to such securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Noteholder Collateral Agent to become the registered owner of the securities.  During the continuation of an Event of Default, with respect to any Security Collateral in which any Grantor has any right, title or interest, promptly upon the request of the Noteholder Collateral Agent (which request the Noteholder Collateral Agent shall not be under any duty to provide unless so instructed in writing by the necessary Holders), such Grantor will notify each such issuer of Security Collateral that such Security Collateral is subject to the security interest granted hereunder.

(d) Except as otherwise set forth herein, if any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, certificated security or Chattel Paper, such Instrument, certificated security or Chattel Paper shall be promptly delivered to the Noteholder Collateral Agent (unless delivered to the Bank Collateral Agent because the same constitutes Revolving Facility First Lien Collateral), duly endorsed in a manner satisfactory to the Noteholder Collateral Agent, to be held as Collateral pursuant to this Agreement and, if applicable, the Intercreditor Agreement, provided that, unless an Event of Default has occurred and is continuing, the Grantors shall not be required to deliver the same pursuant to this clause (d) to the extent that the aggregate value of the Collateral not so delivered does not exceed $1,000,000.

Section 5. Maintaining Electronic Chattel Paper, Transferable Records and Letter-of-Credit Rights and Giving Notice of Commercial Tort Claims.  Unless the Release Date shall have occurred:

(a) From and after the 90th day after the Issue Date, each Grantor will maintain Deposit Accounts (other than Excluded Accounts) only with a bank (which may include the Noteholder Collateral Agent) (a “Pledged Account Bank”) that has entered into a Deposit Account Control Agreement.  The Noteholder Collateral Agent hereby agrees that it will not deliver a notice indicating that the Noteholder Collateral Agent will take Control over a Deposit Account, Securities Account or Commodity Account under any Control Agreement unless an Event of Default has occurred and is continuing.

(b) The Noteholder Collateral Agent may, at any time and without notice to, or consent from, the Grantor, transfer, or direct the transfer of, funds from the Pledged Deposit Accounts to satisfy the Grantor’s obligations under the Note Documents if an Event of Default shall have occurred and be continuing.

(c) Upon any termination by a Grantor of any Pledged Deposit Account, such Grantor will immediately (i) transfer all funds and property held in such terminated Pledged Deposit Account to another Pledged Deposit Account and (ii) notify all Account Debtors and any other obligors that were making payments to such Pledged Deposit Account to make all future payments to another Pledged Deposit Account, in each case so that the Noteholder Collateral Agent shall have a continuously perfected security interest in such Account Collateral, funds and property.

(d) Upon the occurrence of and during the continuation of an Event of Default, promptly upon the request of the Noteholder Collateral Agent (which request the Noteholder Collateral Agent shall not be under any duty to provide unless so instructed in writing by the necessary Holders), each Grantor will maintain (i) all Electronic Chattel Paper with a value individually in excess of $500,000 or in the aggregate in excess of $2,000,000 so that the Noteholder Collateral Agent has control of the Electronic Chattel Paper in the manner specified in Section 9-105 of the UCC and (ii) all transferable records so that the Noteholder Collateral Agent has control of the transferable records in the manner specified in Section 16 of the Uniform Electronic Transactions Act, as in effect in the jurisdiction governing such transferable record (“UETA” ).

(e) Each Grantor, by granting a security interest in its Receivables consisting of Letter-of-Credit Rights to the Noteholder Collateral Agent, intends to (and hereby does) assign to the Noteholder Collateral Agent its rights (including its contingent rights) to the proceeds of all Related Contracts consisting of letters of credit of which it is or hereafter becomes a beneficiary or assignee (except to the extent that the applicable Grantor is required by applicable law to apply such proceeds to a specified purpose).  If any Grantor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of such Grantor, and (i) the face amount of such letter of credit is in excess of $1,000,000 individually or (ii) the face amount of such letter of credit, together with the face amount of all other letters of credit issued in favor of any Grantor in which the Noteholder Collateral Agent does not have a perfected security interest exceeds $2,500,000 in the aggregate, such Grantor shall promptly notify the Noteholder Collateral Agent thereof and such Grantor shall use commercially reasonable efforts to either (A) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Noteholder Collateral Agent of the proceeds of any drawing under such letter of credit or (B) arrange for the Noteholder Collateral Agent to become the transferee beneficiary of such letter of credit.

(f) Upon the occurrence of an Event of Default, each Grantor shall, promptly upon request by the Noteholder Collateral Agent (which request the Noteholder Collateral Agent shall not be under any duty to provide unless so instructed in writing by the necessary Holders), (i) notify (and such Grantor hereby authorizes the Noteholder Collateral Agent to notify) the issuer and each nominated person with respect to each of the Related Contracts consisting of letters of credit that the proceeds thereof have been assigned to the Noteholder Collateral Agent hereunder and any payments due or to become due in respect thereof are to be made directly to the Noteholder Collateral Agent or its designee and (ii) arrange for the Noteholder Collateral Agent to become the transferee beneficiary of letter of credit.

(g) Each Grantor will give prompt notice in writing (which notice shall reference this Section 5(g) to the Noteholder Collateral Agent of any Commercial Tort Claim individually valued in excess of $500,000 that may arise in the future and, if requested by the Noteholder Collateral Agent (which request the Noteholder Collateral Agent shall not be under any duty to provide unless so instructed in writing by the necessary Holders), will promptly execute or otherwise authenticate a supplement to this Agreement, and otherwise take all necessary action, to subject such Commercial Tort Claim to the first priority security interest created under this Agreement.

Section 6. Representations and Warranties.  Each Grantor represents and warrants as follows:

(a) All Pledged Equity consisting of certificated securities and all Pledged Debt has been delivered to the Noteholder Collateral Agent in accordance herewith.  If such Grantor is an issuer of Security Collateral, such Grantor confirms that it has received notice of the security interest granted hereunder.

(b) Such Grantor is the legal and beneficial owner of the Collateral granted or purported to be granted by such Grantor free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement, subject to Liens permitted under Section 4.12 of the Indenture.  To the best knowledge of the Grantors, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral or listing such Grantor or any trade name of such Grantor as debtor is on file in any recording office, except such as may have been filed in favor of the Noteholder Collateral Agent relating to the Note Documents or as otherwise permitted under the Indenture.

(c) All of the Equipment and Inventory of such Grantor are located at the places specified therefor in Section 2 to the Perfection Certificate or at another location as to which such Grantor has complied with the requirements of Sections 8 and 9(b).  Such Grantor has obtained and maintains insurance with respect to its Equipment and Inventory incompliance with Section 8(d).

(d) The Pledged Equity issued by Holdings, the Issuer or any of its Subsidiaries hereunder has been duly authorized and validly issued and is fully paid and non-assessable.  The Pledged Debt issued by Holdings, the Issuer or any of its Subsidiaries and pledged by such Grantor hereunder has been duly authorized, authenticated or issued and delivered and is the legal, valid and binding obligation of the issuers thereof, and such Pledged Debt is evidenced by one or more promissory notes (which promissory notes have been delivered to the Noteholder Collateral Agent) and the issuers thereof are not in default under such Pledged Debt.

(e) As of the Issue Date, the Pledged Equity pledged by such Grantor constitutes the percentage of the issued and outstanding Equity Interests of the issuers thereof indicated on Schedule 7 to the Perfection Certificate.  As of the Issue Date, no Grantor has any Investment Property or Financial Assets other than the Investment Property and Financial Assets listed on Schedules 7, 8 and 9 to the Perfection Certificate.

(f) Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a security interest hereunder and has full power and authority to grant to the Noteholder Collateral Agent the security interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person, other than any consent or approval that has been obtained and is in full force and effect or the need for which has been specifically disclosed herein or in the Indenture.

(g) The Perfection Certificate has been duly prepared, completed and executed by Holdings and the Issuer and the information set forth therein, including the exact legal name of each Grantor, its jurisdiction of organization and its organizational number, is true, accurate and complete as of the Issue Date and as of each subsequent delivery required pursuant to Section 4.21 of the Indenture.

(h) This Agreement creates in favor of the Noteholder Collateral Agent for the benefit of the Secured Parties a valid security interest in the Collateral granted by such Grantor, securing the payment of the Secured Obligations; and (i) when the financing statements set forth in Schedule 5 of the Perfection Certificate are filed or recorded with the appropriate Governmental Authority referred to therein with respect to the Collateral described therein in which a security interest may be perfected by filing or recordation and (ii) upon the taking of possession or control by the Senior Representative pursuant to Article III of the Intercreditor Agreement of the Collateral described in Schedules 7, 8 and 9 of the Perfection Certificate with respect to which a security interest may be perfected only by possession or control, all filings and other actions necessary to perfect the security interest in the Collateral granted by such Grantor have been duly made or taken and are in full force and effect; and such security interest is, in the case of Revolving Facility First Lien Collateral, second priority and, in the case of all Collateral other than Revolving Facility First Lien Collateral, first priority.

(i) None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the UCC or any other applicable laws covering any Collateral, (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office, the United States Copyright Office or the Canadian Intellectual Property Office or (iii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 4.12 of the Indenture.

(j) The Inventory that has been produced or distributed by such Grantor has been produced in compliance with all requirements of applicable law, including, without limitation, the Fair Labor Standards Act.

(k) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper in excess of $500,000 which has not been delivered to the Noteholder Collateral Agent (or the Bank Collateral Agent) to the extent otherwise required to be delivered hereunder (other than purchase orders, supply agreements and invoices).

(l) As to itself and its Intellectual Property Collateral:

(i) To such Grantor’s knowledge, the operation of such Grantor’s business as currently conducted and the use of the Intellectual Property in connection therewith do not infringe, misappropriate or otherwise violate the intellectual property rights of any third party.

(ii) Such Grantor is the exclusive owner of all right, title and interest in and to the material Intellectual Property Collateral owned by such Grantor and is entitled to use all material Intellectual Property Collateral subject only to the terms of the IP Agreements, in each case as used in or necessary to its operations.

(iii) The IP Agreements, patents, trademarks, service marks, trade names and all applications for any of the foregoing included in the Intellectual Property Collateral are set forth on Schedule 13 to the Perfection Certificate and such Intellectual Property Collateral constitutes all Intellectual Property and all IP Agreements material to the operations of the Grantors.

(iv) None of such Grantor's Intellectual Property material to the operations of the Grantors, has been abandoned or has been adjudged invalid or unenforceable in whole or part.

Section 7. Further Assurances.  (a) Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be reasonably necessary or desirable, and that the Noteholder Collateral Agent may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Noteholder Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor.  Without limiting the generality of the foregoing, each Grantor will promptly with respect to Collateral of such Grantor:

(i) mark conspicuously each document included in Inventory and, at the request of the Noteholder Collateral Agent (which request the Noteholder Collateral Agent shall not be under any duty to provide unless so instructed in writing by the necessary Holders) if an Event of Default has occurred and is continuing, each Chattel Paper, each Related Contract and each Assigned Agreement and, at the request of the Noteholder Collateral Agent, each of its records pertaining to such Collateral with a legend, in form and substance reasonably satisfactory to the Noteholder Collateral Agent, indicating that such document, Chattel Paper, Related Contract, Assigned Agreement or Collateral is subject to the security interest granted hereby

(ii) execute or authenticate and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be reasonably necessary or desirable, and as the Noteholder Collateral Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by such Grantor hereunder;

(iii) execute and deliver to the Noteholder Collateral Agent an executed Control Agreement with respect to each Deposit Account of any Grantor owned, maintained or established by any Grantor after the Issue Date (other than an Excluded Account), including any such Deposit Account which at any time ceases to be an Excluded Account (it being understood that the Noteholder Collateral Agent shall not give any instructions directing the disposition of funds from time to time credited to any Deposit Account or withhold any withdrawal rights from such Grantor with respect to funds from time to time credited to any Deposit Account unless an Event of Default has occurred and is continuing);

(iv) if any Grantor shall, following the Issue Date, establish and maintain any Securities Account or Commodity Account (other than an Excluded Account) with any Securities Intermediary or Commodity Intermediary, such Grantor shall, within 30 days (or such longer period as the Controlling Agent may agree in its sole discretion) of opening such Securities Account or Commodity Account, notify the Controlling Agent thereof and deliver to the Controlling Agent an executed Control Agreement with respect to such Securities Account or Commodity Account, as the case may be; and

(v) deliver to the Noteholder Collateral Agent evidence that all other actions that the Noteholder Collateral Agent may deem reasonably necessary or desirable in order to perfect and protect the security interest granted or purported to be granted by such Grantor under this Agreement has been taken.

(b) Each Grantor hereby authorizes the Noteholder Collateral Agent to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of such Grantor, in each case without the signature of such Grantor, and regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement.  A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.  Each Grantor ratifies its authorization for the Noteholder Collateral Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

(c) Each Grantor will furnish to the Noteholder Collateral Agent from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection with such Collateral as the Noteholder Collateral Agent may reasonably request, all in reasonable detail.

(d) Each Grantor shall at all times defend its title to Collateral and the Noteholder Collateral Agent’s Liens therein against all Persons, claims and demands whatsoever, except for Liens permitted under Section 4.12 of the Indenture.

Section 8. As to Equipment and Inventory and Insurance.  (a) Each Grantor will keep its Equipment and Inventory (other than Inventory sold in the ordinary course of business or pursuant to a disposition in accordance with Section 4.13 of the Indenture) at the places therefor specified in Section 2 to the Perfection Certificate or at such other locations as such Grantor may determine from time to time, provided that such Grantor shall give written notice to the Noteholder Collateral Agent specifying any such other location within 30 days after the first date on which any Equipment or Inventory is moved to such location.

(b) Each Grantor will promptly furnish to the Noteholder Collateral Agent a statement respecting any loss or damage exceeding $1,000,000 to any of the Inventory of such Grantor.

(c) In producing its Inventory, each Grantor will comply in all material respects with all requirements of applicable law, including, without limitation, the Fair Labor Standards Act.

(d) Each Grantor will, at its own expense, maintain insurance with respect to its Equipment and Inventory in such amounts, against such risks, in such form and with such insurers, as required under Section 4.23 of the Indenture.  Without limitation to the foregoing, each Grantor shall maintain insurance with respect to the Collateral, covering casualty, hazard, public liability, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with insurers (with a Best Rating of at least A7, unless otherwise approved by the Noteholder Collateral Agent) reasonably satisfactory to the Noteholder Collateral Agent.  All proceeds under each policy shall be payable to the Noteholder Collateral Agent or deposited directly to a Dominion Account.  From time to time upon request, the Grantors shall deliver to the Noteholder Collateral Agent the originals or certified copies of its insurance policies and updated flood plain searches.  Unless the Noteholder Collateral Agent shall agree otherwise, each policy of property insurance shall include satisfactory endorsements: (i) showing the Noteholder Collateral Agent as sole loss payee; (ii) requiring the insurer to endeavor to provide 30 days prior written notice to the Noteholder Collateral Agent in the event of cancellation of the policy for any reason whatsoever; and (iii) specifying that the interest of the Noteholder Collateral Agent shall not be impaired or invalidated by any act or neglect of any Grantor or the owner of the property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy.  If any Grantor fails to provide and pay for any insurance, the Noteholder Collateral Agent may, at its option, but shall not be required to, procure the insurance and charge the Issuer therefor.  Each Grantor agrees to deliver to the Noteholder Collateral Agent, promptly as rendered, copies of all material reports made to insurance companies in respect of the insurance described herein.  So long as no Event of Default has occurred and is continuing, the Grantors may settle, adjust or compromise any insurance claim, as long as the proceeds are delivered to the Noteholder Collateral Agent or deposited to a Dominion Account as provided above.  If an Event of Default has occurred and is continuing, only the Noteholder Collateral Agent shall be authorized to settle, adjust and compromise such claims.  Further, each Grantor will, at the request of the Noteholder Collateral Agent, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of the Note Documents and cause the insurers to acknowledge notice of such assignment.

(e) So long as no Event of Default shall have occurred and be continuing, all insurance payments, proceeds of insurance and any awards arising from condemnation of any Collateral received by the Noteholder Collateral Agent in connection with any loss, damage or destruction of any Collateral shall be transferred to a Dominion Account.  Reimbursement under any liability insurance maintained by any Grantor pursuant to this Section 8 may be paid directly to the Person who shall have incurred liability covered by such insurance.

Section 9. Post-Closing Changes; Bailees; Collections on Assigned Agreements and Accounts; Assigned Agreements.  (a) No Grantor will change its name, type of organization, jurisdiction of organization, organizational identification number or location from those set forth in Schedule 1 to the Perfection Certificate without giving written notice thereof to the Noteholder Collateral Agent within 30 days (or such lesser period of time as the Noteholder Collateral Agent may agree) of such change and thereafter taking all action as may be reasonably necessary or desirable for the purpose of perfecting or protecting the security interest granted by this Agreement.  Each Grantor will hold and preserve its records relating to the Collateral, including, without limitation, the Assigned Agreements and Related Contracts.

(b) If any Collateral of any Grantor is at any time in the possession or control of a warehouseman, bailee or agent (including as set forth on Schedule 2(g) to the Perfection Certificate) or is located at leased premises or mortgaged property, upon the request of the Noteholder Collateral Agent (which request the Noteholder Collateral Agent shall not be under any duty to provide unless so instructed in writing by the necessary Holders), such Grantor will (i) notify any such warehouseman, bailee, agent or landlord of the security interest created hereunder, (ii) instruct any such warehouseman, bailee or agent to hold all such Collateral solely for the Noteholder Collateral Agent’s account subject only to the Noteholder Collateral Agent’s instructions, and (iii) if at any time the value of the Collateral in the possession or control of such warehouseman, bailee or agent or located at such leased or mortgaged premises exceeds or is reasonably likely to exceed $1,000,000, use commercially reasonable efforts to (A) cause such warehouseman, bailee or agent to authenticate a record acknowledging that it holds possession of such Collateral for the Noteholder Collateral Agent’s benefit and shall act solely on the instructions of the Noteholder Collateral Agent without the further consent of the Grantor or any other Person and make such authenticated record available to the Noteholder Collateral Agent, and (B) obtain a Lien Waiver from such warehouseman, bailee or agent or the applicable landlord or mortgagee.

(c) Except as otherwise provided in this subsection (c), each Grantor will continue to collect, at its own expense, all amounts due or to become due such Grantor under the Receivables, Assigned Agreements and Related Contracts.  In connection with such collections, such Grantor may take (and, at the Noteholder Collateral Agent’s direction during the continuation of an Event of Default, may take) such commercially reasonable action as such Grantor (or the Noteholder Collateral Agent) may deem necessary or advisable to enforce collection thereof; provided, however, that the Noteholder Collateral Agent shall have the right at any time upon the occurrence and during the continuance of an Event of Default, to notify the obligors under any Receivables, Assigned Agreements and Related Contracts, of the assignment of such Receivables, Assigned Agreements and Related Contracts, to the Noteholder Collateral Agent and to direct such obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Noteholder Collateral Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Receivables, Assigned Contracts and Related Contracts, to adjust, settle or compromise the amount or payment thereof, and to otherwise exercise all rights with respect to such Receivables, Assigned Agreements and Related Contracts, including, without limitation, those set forth set forth in Section 9-607 of the UCC.  Upon the occurrence and during the continuation of an Event of Default, all amounts and proceeds (including, without limitation, Instruments) received by such Grantor in respect of the Receivables, Assigned Agreements and Related Contracts of such Grantor shall be received in trust for the benefit of the Noteholder Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be applied as provided in Section 6.10 of the Indenture.  Upon the occurrence and during the continuation of an Event of Default, (i) without the prior written consent of the Noteholder Collateral Agent, no Grantor will grant any extension with respect to the time of payment of any Receivable or any amount due on any Assigned Agreement or Related Contract, adjust, settle or compromise the amount or payment of any Receivable or any amount due on any Assigned Agreement or Related Contract for less than the full amount thereof, release wholly or partly any Account Debtor or obligor thereof, allow any credit or discount thereon (except, in each case, in the ordinary course of business consistent with past practice unless the Noteholder Collateral Agent shall have notified such Grantor that its right to do so has been terminated) or make any amendment, supplement or modification thereto, in each case in any manner that could adversely affect the value thereof and (ii) the applicable Grantor shall deliver to the Noteholder Collateral Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of its then outstanding Accounts.  Except in the ordinary course of business and consistent with past practice, no Grantor will permit or consent to the subordination of its right to payment under any of the Receivables, Assigned Agreements or Related Contracts to any other indebtedness or obligations of the Account Debtor or obligor thereof.

(d) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables, Assigned Agreements and Related Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  Neither the Noteholder Collateral Agent nor any Secured Party shall have any obligation or liability under any Receivable, Assigned Agreement or Related Contract by reason of or arising out of this Agreement or the receipt by the Noteholder Collateral Agent or any Secured Party of any payment relating thereto, nor shall the Noteholder Collateral Agent, nor any Secured Party, be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable, Assigned Agreement or Related Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(e) Each Grantor will at its expense: (i) maintain the Assigned Agreements to which it is a party in full force and effect and enforce the Assigned Agreements to which it is a party in accordance with the terms thereof, except where the failure to do could not reasonably be expected to have a Material Adverse Effect; and (ii) if reasonably requested by the Noteholder Collateral Agent, furnish to the Noteholder Collateral Agent promptly upon receipt thereof copies of all material notices, requests and other documents received by such Grantor under or pursuant to any material Assigned Agreements to which it is a party, and from time to time (A) furnish to the Noteholder Collateral Agent such information and reports regarding the Assigned Agreements and such other Collateral of such Grantor as the Noteholder Collateral Agent may reasonably request and (B) upon the reasonable request of the Noteholder Collateral Agent, make to each other party to any Assigned Agreement to which it is a party such demands and requests for information and reports or for action as such Grantor is entitled to make thereunder.

(f) Each Grantor hereby consents on its behalf and on behalf of its Subsidiaries to the assignment and pledge to the Noteholder Collateral Agent for benefit of the Secured Parties of each Assigned Agreement to which it is a party by any other Grantor hereunder.  Each Grantor agrees, and will promptly instruct each other party to each Assigned Agreement to which it is a party, that all payments due or to become due under or in connection with such Assigned Agreement will be made directly to a Pledged Deposit Account.

Section 10. As to Intellectual Property Collateral.  (a) With respect to Intellectual Property Collateral, each Grantor agrees to take, at its expense, all commercially reasonable steps, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authority located in the United States, to (i) maintain the validity and enforceability of such Intellectual Property Collateral and maintain such Intellectual Property Collateral in full force and effect, and (ii) if consistent with the reasonable business judgment of such Grantor, pursue the registration and maintenance of each patent, trademark, or copyright registration or application, now or hereafter included in such Intellectual Property Collateral owned by such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.  No Grantor shall, without the written consent of the Noteholder Collateral Agent, discontinue use of or otherwise abandon any such Intellectual Property Collateral, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property Collateral is no longer desirable in the conduct of such Grantor’s business.

(b) Each Grantor agrees promptly to notify the Noteholder Collateral Agent if such Grantor becomes aware that any item of Intellectual Property Collateral material to the conduct of its business may have become abandoned, placed in the public domain, invalid or unenforceable, or of any adverse determination or development regarding such Grantor’s ownership of any of such Intellectual Property Collateral or its right to register the same or to keep and maintain and enforce the same, unless the maintenance of such Intellectual Property Collateral is no longer desirable in the conduct of such Grantor’s business.

(c) In the event that any Grantor becomes aware that any material item of its Intellectual Property Collateral is being infringed or misappropriated by a third party in any way that would reasonably be expected to have a Material Adverse Effect, such Grantor shall promptly notify the Noteholder Collateral Agent and shall take such actions, at its expense, as such Grantor or the Noteholder Collateral Agent reasonably deems appropriate under the circumstances to protect or enforce such Intellectual Property Collateral, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation.

(d) No Grantor shall do or permit any act or knowingly omit to do any act whereby any Intellectual Property Collateral material to the conduct of its business may lapse or become invalid or unenforceable or placed in the public domain, unless the maintenance of such Intellectual Property Collateral is no longer desirable in the conduct of such Grantor’s business.

(e) Each Grantor shall take all commercially reasonable steps which it or the Noteholder Collateral Agent (during the continuation of an Event of Default) reasonably deems appropriate under the circumstances to preserve and protect each item of its material Intellectual Property Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trademarks use such consistent standards of quality.

(f) With respect to its Intellectual Property Collateral, each Grantor agrees to execute or otherwise authenticate an agreement, in substantially the form set forth in Exhibit B hereto or otherwise in form and substance satisfactory to the Noteholder Collateral Agent (an “Intellectual Property Collateral Agreement”), for recording the security interest granted hereunder to the Noteholder Collateral Agent in such Intellectual Property Collateral with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other U.S. governmental authorities necessary to perfect the security interest hereunder in such Intellectual Property Collateral.

(g) Each Grantor agrees that should it obtain an ownership interest in any item of the type set forth in Section 1(q) that is not on the date hereof a part of the Intellectual Property Collateral (“After-Acquired Intellectual Property”) (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of trademarks, the goodwill symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement with respect thereto.  Each Grantor shall, concurrently with the delivery of financial statements under Section 4.17 of the Indenture, execute and deliver to the Noteholder Collateral Agent, or otherwise authenticate, an agreement substantially in the form of Exhibit C hereto or otherwise in form and substance satisfactory to the Noteholder Collateral Agent (an “IP Collateral Agreement Supplement”) covering such After-Acquired Intellectual Property which IP Collateral Agreement Supplement shall be recorded with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other U.S. governmental authorities necessary to perfect the security interest hereunder in such After-Acquired Intellectual Property.

(h) Nothing in this Agreement prevents any Grantor from discontinuing the use or maintenance of any of its Intellectual Property Collateral to the extent permitted by the Indenture if such Grantor determines in its reasonable business judgment that such discontinuance is desirable in the conduct of its business.

Section 11. Voting Rights; Dividends; Etc.  (a) So long as no Event of Default shall have occurred and be continuing:

(i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose consistent with this Agreement, the Indenture and the other Note Documents; provided however, that such Grantor will not exercise or refrain from exercising any such right if such action could materially and adversely affect the rights and remedies of any of the Noteholder Collateral Agent or the other Secured Parties under this Agreement or the Indenture or any other Note Document or the ability of the Secured Parties to exercise the same.

(ii) Each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Note Documents; provided, however, that any and all dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral shall be, and shall be forthwith delivered to the Noteholder Collateral Agent to hold as Security Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Noteholder Collateral Agent, be segregated from the other property or funds of such Grantor and be forthwith delivered to the Noteholder Collateral Agent as Security Collateral in the same form as so received (with any necessary endorsement).

(iii) The Noteholder Collateral Agent will execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

(b) Upon the occurrence and during the continuance of an Event of Default:

(i) All rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 11(a)(i) shall, upon notice to such Grantor by the Noteholder Collateral Agent, cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 11(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Noteholder Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.

(ii) All dividends, interest and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 11(b) shall be received in trust for the benefit of the Noteholder Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Noteholder Collateral Agent as Security Collateral in the same form as so received (with any necessary endorsement).

(c) Upon the occurrence and during the continuation of an Event of Default, the Noteholder Collateral Agent shall be authorized to exercise exclusive control over all Deposit Accounts, Securities Accounts, Commodity Accounts and Asset Sale Proceeds Accounts (other than Excluded Accounts).

Section 12. Transfers and Other Liens; Additional Shares.  (a) Each Grantor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral, and options relating to Collateral, permitted under the terms of the Indenture, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor except for the pledge, assignment and security interest created under this Agreement and Liens permitted under the Indenture.

(b) Each Grantor agrees that it will (i) cause each issuer of the Pledged Equity pledged by such Grantor that is Controlled by such Grantor not to issue any Equity Interests or other securities in addition to or in substitution for the Pledged Equity issued by such issuer, except to such Grantor or another Grantor, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional Equity Interests (other than Excluded Equity) or other securities.

Section 13. Noteholder Collateral Agent Appointed Attorney-in-Fact.  Each Grantor hereby irrevocably appoints the Noteholder Collateral Agent such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, in the Noteholder Collateral Agent’s discretion, to take any action and to execute any instrument that the Noteholder Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement (but at the cost and expense of the Grantors).  Without limiting the generality of the foregoing, the Noteholder Collateral Agent shall have the right, upon and the occurrence and during the continuance of an Event of Default:

(a) to endorse a Grantor’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into the Noteholder Collateral Agent’s possession or control;

(b) to obtain and adjust insurance required to be paid to the Noteholder Collateral Agent; and, upon the occurrence and during the continuance of an Event of Default:

(c) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(d) to receive, indorse and collect any drafts or other instruments, documents and Chattel Paper;

(e) to (i) notify any Account Debtors of the assignment of any Grantor’s Accounts, demand and enforce payment of any Grantor’s Accounts, by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to any Grantor’s Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as the Noteholder Collateral Agent deems advisable; (iv) take control, in any manner, of any proceeds of Collateral; (v) prepare, file and sign a Grantor’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to a Grantor, and notify postal authorities to change the address for delivery thereof to such address as the Noteholder Collateral Agent may designate; (vii) endorse any Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading, or similar document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use a Grantor’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to any Collateral; or (x) take any action as may be necessary or appropriate to obtain payment under any letter of credit or banker’s acceptance for which a Grantor is a beneficiary; and

(f) to file any claims or take any action or institute any proceedings that the Noteholder Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Noteholder Collateral Agent with respect to any of the Collateral or any other action as the Noteholder Collateral Agent deems appropriate to fulfill any Grantor’s obligations under the Note Documents.

Section 14. Noteholder Collateral Agent May Perform.  If any Grantor fails to perform any agreement contained herein, the Noteholder Collateral Agent may, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the losses, fees, claims and expenses of the Noteholder Collateral Agent incurred in connection therewith shall be payable by such Grantor under Section 17.

Section 15. The Noteholder Collateral Agent’s Duties.  (a)  The powers conferred on the Noteholder Collateral Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Noteholder Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.  The Noteholder Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

(b) The Noteholder Collateral Agent shall not have any duties or obligations except those expressly set forth in the Note Documents.  Without limiting the generality of the foregoing, (i) the Noteholder Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of  Default has occurred and is continuing and (ii) the Noteholder Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Note Documents that the Noteholder Collateral Agent is expressly required under the terms of the Note Documents to exercise upon direction by the Trustee (or by Majority Noteholders).  The Noteholder Collateral Agent shall take such actions and exercise such remedies hereunder and under the other Note Documents as it is from time to time directed, in writing, to take or exercise by the Trustee; provided that the Noteholder Collateral Agent shall not be obligated to take any such action that adversely affects the rights, duties, liabilities or immunities of the Noteholder Collateral Agent (and subject to the terms of the Note Documents).  The Noteholder Collateral Agent shall be entitled to rely conclusively, without any independent investigation whatsoever, and shall be fully protected in so relying, on any direction, instruction or consent of the Trustee, if such direction, instruction or consent is purported to be given on behalf of the Trustee.  The Noteholder Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Trustee (or Majority Noteholders) or in the absence of its own gross negligence or willful misconduct.  In no event shall the Noteholder Collateral Agent be liable, directly or indirectly, for any special, indirect, punitive or consequential damages, even if the Noteholder Collateral Agent has been advised of the possibility of such damages.

(c) Anything contained herein to the contrary notwithstanding, the Noteholder Collateral Agent may from time to time, when the Noteholder Collateral Agent deems it to be necessary, appoint one or more subagents (each a “Subagent”) for the Noteholder Collateral Agent hereunder with respect to all or any part of the Collateral.  In the event that the Noteholder Collateral Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Agreement to have been made to such Subagent, in addition to the Noteholder Collateral Agent, for the ratable benefit of the Secured Parties, as security for the Secured Obligations of such Grantor, (ii) such Subagent shall automatically be vested, in addition to the Noteholder Collateral Agent, with all rights, powers, privileges, interests and remedies of the Noteholder Collateral Agent hereunder with respect to such Collateral, and (iii) the term “Noteholder Collateral Agent,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Noteholder Collateral Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Noteholder Collateral Agent.  The Noteholder Collateral Agent shall not be responsible for misconduct or negligence on the part of any Subagent appointed with due care by it hereunder.

(d) All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by the Noteholder Collateral Agent to any Person to realize upon any Collateral, shall be borne and paid by the Grantors.  The Noteholder Collateral Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in the Noteholder Collateral Agent actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at the Grantors’ sole risk.

Section 16. Remedies.  If any Event of Default shall have occurred and be continuing:

(a) The Noteholder Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may:  (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Noteholder Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Noteholder Collateral Agent and make it available to the Noteholder Collateral Agent at a place and time to be designated by the Noteholder Collateral Agent that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Noteholder Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Noteholder Collateral Agent may deem commercially reasonable; (iii) occupy any premises owned or to the extent lawful and permitted leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Receivables, Assigned Agreements, Related Contracts and the other Collateral, (B) withdraw, or cause or direct the withdrawal of, all funds and all other property held in or credited to any Deposit Account, Securities Account or Commodity Account and (C) exercise all other rights and remedies with respect to the Receivables, Assigned Agreements, the Related Contracts and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC.  Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Noteholder Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Noteholder Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) Any cash held by or on behalf of the Noteholder Collateral Agent and all cash proceeds received by or on behalf of the Noteholder Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may be held by the Noteholder Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Noteholder Collateral Agent pursuant to Section 17) in whole or in part by the Noteholder Collateral Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations, as set forth in Section 6.10 of the Indenture.  Any surplus of such cash or cash proceeds held by or on the behalf of the Noteholder Collateral Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive such surplus.

(c) All payments received by any Grantor under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Noteholder Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Noteholder Collateral Agent in the same form as so received (with any necessary endorsement).

(d) The Noteholder Collateral Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against any funds held with respect to any Deposit Account.

(e) In the event of any sale or other disposition of any of the Intellectual Property Collateral of any Grantor, the goodwill symbolized by any Trademarks subject to such sale or other disposition shall be included therein, and, upon the Noteholder Collateral Agent’s reasonable request, such Grantor shall supply to the Noteholder Collateral Agent or its designee such Grantor’s know-how and expertise, such Grantor’s documents and things relating to any Intellectual Property Collateral subject to such sale or other disposition, and such Grantor’s customer lists and other records and documents relating to such Intellectual Property Collateral and to the manufacture, distribution, advertising and sale of products and services of such Grantor.

(f) If the Noteholder Collateral Agent shall determine to exercise its right to sell all or any of the Security Collateral of any Grantor pursuant to this Section 16, each Grantor agrees that such Grantor will, at its own expense, do or cause to be done all such other acts and things as may be necessary to make such sale of such Security Collateral or any part thereof valid and binding and in compliance with applicable law.

(g) The Noteholder Collateral Agent is authorized, in connection with any sale of the Security Collateral pursuant to this Section 17, to deliver or otherwise disclose to any prospective purchaser of the Security Collateral:  (i) any registration statement or prospectus, and all supplements and amendments thereto; (ii) any information and projections; and (iii) any other information in its possession relating to such Security Collateral.

(h) Each Grantor acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Secured Parties by reason of the failure by such Grantor to perform any of the covenants contained in subsection (d) above and, consequently, agrees that, if such Grantor shall fail to perform any of such covenants, it will pay, as liquidated damages and not as a penalty, an amount equal to the value of the Security Collateral on the date the Noteholder Collateral Agent shall demand compliance with subsection (d) above.

(i) For the purpose of enabling the Noteholder Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under this Section 17 at such time as the Noteholder Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Noteholder Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license to use, license or sublicense any of the Intellectual Property Collateral now owned or hereafter acquired by such Grantor, wherever the same may be located.  Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof to the extent that such non-exclusive license does not violate the express terms of any agreement between a Grantor and a third party governing the applicable Grantor’s use of such Intellectual Property Collateral.  If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to the Noteholder Collateral Agent of any rights, title and interests in and to the Intellectual Property Collateral shall have been previously made in accordance with the terms hereof and shall have become absolute and effective, and (iv) the Obligations shall not have become immediately due and payable, the Noteholder Collateral Agent shall promptly execute and deliver to such Grantor, at such Grantor’s sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to the Noteholder Collateral Agent; provided, after giving effect to such reassignment, the Noteholder Collateral Agent’s security interest granted pursuant hereto, as well as all other rights and remedies of the Noteholder Collateral Agent granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interest so reassigned shall be free and clear of any other Liens granted by or on behalf of the Noteholder Collateral Agent and the Secured Parties.

(j) Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, the Noteholder Collateral Agent may be compelled, with respect to any sale of all or any part of the Securities Collateral and Investment Property, to limit purchasers to persons who will agree, among other things, to acquire such Security Collateral or Investment Property for their own account, for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges that any such private sales may be at prices and on terms less favorable to the Noteholder Collateral Agent than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act), and, so long as such private sale is made in a commercially reasonable manner and that the Noteholder Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Security Collateral or Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

Section 17. Indemnity and Expenses.  (a) Each Grantor agrees to indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.

(b) Each Grantor will upon demand pay to the Noteholder Collateral Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that the Noteholder Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (iii) the exercise or enforcement of any of the rights of the Noteholder Collateral Agent or the other Secured Parties hereunder or (iv) the failure by such Grantor to perform or observe any of the provisions hereof.  The provisions of this section shall survive the termination of this Agreement.

Section 18. Amendments; Waivers; Additional Grantors; Etc.  (a) Subject to Article IX of the Indenture and Section 2.11(b) of the Intercreditor Agreement, no amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by (i) each Grantor (other than the Issuer) to which such amendment or waiver is to apply, (ii) the Issuer and (iii) the Noteholder Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No failure on the part of the Noteholder Collateral Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

(b) Upon the execution and delivery, or authentication, by any Person of a security agreement supplement in substantially the form of Exhibit A hereto (each a “Collateral Agreement Supplement”), such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor hereunder, and each reference in this Agreement and the other Note Documents to “Grantor” shall also mean and be a reference to such Additional Grantor, and each reference in this Agreement and the other Note Documents to “Collateral” shall also mean and be a reference to the Collateral of such Additional Grantor.  Concurrently with the delivery or authentication by such Additional Grantor of a Collateral Agreement Supplement, such Additional Grantor shall deliver a supplement to the Perfection Certificate attaching supplemental schedules 1 through 14 to the Perfection Certificate and each reference in this Agreement and in the other Note Documents to the Perfection Certificate shall mean and be a reference to the Perfection Certificate as supplemented thereby.

Section 19. Notices, Etc.  All notices and other communications provided for hereunder shall be in writing (including telecopy communication or facsimile transmission) and mailed, telecopied, faxed or delivered to it, if to any Grantor, addressed to it in care of the Issuer at the Issuer’s address specified in Section 12.02 of the Indenture and if to the Noteholder Collateral Agent, at its address specified in Section 12.02 of the Indenture.  All such notices and other communications shall be deemed to be given or made at such time as shall be set forth in Section 12.02 of the Indenture.

Section 20. Continuing Security Interest; Assignments and Transfers under the Indenture.  This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the date (such date being the “Release Date”) of (i) the payment in full of all Obligations (other than contingent indemnification obligations), (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Noteholder Collateral Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns.  Without limiting the generality of the foregoing clause (c), any Holder may assign or otherwise transfer all or any portion of its rights and obligations under the Indenture (including, without limitation, all or any portion of its Note or Notes, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Holder herein or otherwise, in each case as provided in Section 2.06 of the Indenture.

Section 21. Release; Termination.  (a) Upon (x) any sale, lease, transfer or other disposition of any item of Collateral of any Grantor permitted by, and in accordance with, the terms of the Note Documents, or upon the effectiveness of any consent to the release of the security interest granted hereby in any Collateral pursuant to Section 10.03 of the Indenture, (y) the release of any Grantor from its obligations under the applicable Note Guarantee, if any, in accordance with the terms of the Note Documents or (z) the release of a Lien in any Collateral of any Grantor required by Section 2.05 of the Intercreditor Agreement, the Noteholder Collateral Agent will, at such Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral or such Grantor, as the case may be from the assignment and security interest granted hereby; provided, however, that (i) at the time of such request and such release no Default shall have occurred and be continuing and (ii) such Grantor shall have delivered to the Noteholder Collateral Agent, at least ten  Business Days (or such shorter period as the Noteholder Collateral Agent may agree) prior to the date of the proposed release, a written request for release describing the item of Collateral or Grantor and the terms of the sale, lease, transfer or other disposition in reasonable detail, including, without limitation, the price thereof and any expenses in connection therewith, together with a form of release for execution by the Noteholder Collateral Agent and a certificate of such Grantor to the effect that the transaction is in compliance with the Note Documents and as to such other matters as the Noteholder Collateral Agent may reasonably request and (iii) the proceeds of any such sale, lease, transfer or other disposition required to be applied, or any payment to be made in connection therewith, in accordance with Section 4.13 of the Indenture shall, to the extent so required, be paid or made to, or in accordance with the instructions of, the Noteholder Collateral Agent when and as required under Section 4.13 of the Indenture.

(b) Upon the occurrence of the Release Date, the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor.  Upon any such termination, the Noteholder Collateral Agent will, at the applicable Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

Section 22. Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement, or of any amendment or waiver of any provision of this Agreement or of any Collateral Agreement Supplement, by telecopier or in “pdf” or similar format by electronic mail, shall be effective as delivery of an original executed counterpart thereof.

Section 23. The Mortgages. In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of any Mortgage and the terms of such Mortgage are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Mortgage shall be controlling in the case of fixtures and real estate leases, letting and licenses of, and contracts and agreements relating to the lease of, real property, and the terms of this Agreement shall be controlling in the case of all other Collateral.

Section 24. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

Section 25. Intercreditor Agreement. Reference is made to the Amended and Restated Lien Subordination and Intercreditor Agreement dated as of February 11, 2011, among UBS AG, Stamford Branch, as Collateral Agent for the Revolving Facility Secured Parties referred to therein, Wells Fargo Bank, National Association, as Trustee and as Noteholder Collateral Agent, Ply Gem Holdings, Inc., Ply Gem Industries, Inc. and the subsidiaries of Ply Gem Industries, Inc. named therein (the “Intercreditor Agreement”).  Notwithstanding any other provision contained herein, this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement and, to the extent provided therein, the applicable Senior Secured Obligations Security Documents (as defined in the Intercreditor Agreement).  In the event of any conflict or inconsistency between the provisions of this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PLY GEM INDUSTRIES, INC.,

by
/s/ Shawn K. Poe____________
Name: Shawn K. Poe
Title: Vice President

PLY GEM HOLDINGS, INC.,

by
/s/ Shawn K. Poe____________
Name: Shawn K. Poe
Title: Vice President

NEW ALENCO EXTRUSION, LTD.

By: Alenco Extrusion Management, L.L.C., its General Partner,

by
/s/ Shawn K. Poe_____________
Name: Shawn K. Poe
Title: Secretary

NEW ALENCO WINDOW, LTD.

By: Alenco Building Products Management, L.L.C., its General Partner,

by
/s/ Shawn K. Poe_____________
Name: Shawn K. Poe
Title: Secretary

NEW GLAZING INDUSTRIES, LTD.

By: Glazing Industries Management, L.L.C., its General Partner,

by
/s/ Shawn K. Poe_________________
Name: Shawn K. Poe
Title: Secretary

EACH OF THE OTHER SUBSIDIARIES
LISTED ON SCHEDULE I HERETO,

by
/s/ Shawn K. Poe_________________
Name: Shawn K. Poe
Title: Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS NOTEHOLDER COLLATERAL AGENT,

by
/s/ Richard H. Prokosch______________
Name: Richard H. Prokosch
Title: Vice President

Schedule I to the
Collateral Agreement

Schedule I to Collateral Agreement

Alenco Building Products Management, L.L.C.
Alenco Extrusion GA, L.L.C.
Alenco Extrusion Management, L.L.C.
Alenco Holding Corporation
Alenco Interests, L.L.C.
Alenco Trans, Inc.
Alenco Window GA, L.L.C.
Aluminum Scrap Recycle, L.L.C.
AWC Arizona, Inc.
AWC Holding Company
Glazing Industries Management, L.L.C.
Great Lakes Window, Inc.
Kroy Building Products, Inc.
Mastic Home Exteriors, Inc.
MW Manufacturers Inc.
MWM Holding, Inc.
Napco, Inc.
New Alenco Extrusion, Ltd.
New Alenco Window, Ltd.
New Glazing Industries, Ltd.
Ply Gem Pacific Windows Corporation
Variform, Inc.

1

Exhibit A to the
Collateral Agreement

FORM OF COLLATERAL AGREEMENT SUPPLEMENT

SUPPLEMENT NO. [●] (this “Supplement”) dated as of February [●], 2011 to the Collateral Agreement dated as of February 11, 2011 (the “Collateral Agreement”), among PLY GEM INDUSTRIES, INC., a Delaware corporation (the “Issuer”), PLY GEM HOLDINGS, INC., a Delaware company (“Holdings”), each Subsidiary of the Issuer from time to time party thereto (each such Subsidiary individually a “Subsidiary Grantor” and collectively, the “Subsidiary Grantors”; the Subsidiary Grantors, the Issuer and Holdings are referred to collectively herein as the “Grantors”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Noteholder Collateral Agent (in such capacity, the “Noteholder Collateral Agent”) for the Secured Parties.

Reference is made to the Indenture, dated as of February 11, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuer, the other Guarantors party thereto and Wells Fargo Bank, National Association as Noteholder Collateral Agent and Trustee.  Terms defined in the Collateral Agreement or the Indenture and not otherwise defined herein are used herein as defined in the Collateral Agreement or the Indenture, as applicable.

The Grantors have entered into the Collateral Agreement in order to induce the Initial Purchasers to purchase the Notes and the Trustee and Noteholder Collateral Agent to enter into the Indenture.  Section 18(b) of the Collateral Agreement provides that additional Persons may become Grantors under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Indenture.

SECTION 1.  In accordance with Section 18(b) of the Collateral Agreement, the New Subsidiary by its signature below becomes a Grantor under the Collateral Agreement with the same force and effect as if originally named therein as a Grantor and the New Subsidiary hereby (a) agrees to all terms and provisions of the Collateral Agreement applicable to it as a Grantor thereunder and represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof.  In furtherance for the foregoing, the New Subsidiary, as security for the payment and performance in full of the Secured Obligations (as defined in the Collateral Agreement), does hereby create and grant to the Noteholder Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Collateral Agreement) of the New Subsidiary.  The Collateral Agreement is hereby incorporated herein by reference.

SECTION 2.  The New Subsidiary has delivered concurrently herewith a supplement to the Perfection Certificate attaching supplemental schedules 1 through 14 to the Perfection Certificate.  Such supplemental Perfection Certificate has been duly prepared, completed and executed by the undersigned and the information set forth therein, including the exact legal name of the undersigned, its jurisdiction of organization and its organizational number, is true, accurate and complete.

SECTION 3.  The New Subsidiary represents and warrants to the Noteholder Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 4.   Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

SECTION 5.  This Collateral Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

SECTION 6.  In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of an particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.  This New Subsidiary agrees to reimburse the Noteholder Collateral Agent for its out-of-pocket expenses in connection with this Supplement, including the fees, other chargers and disbursements of counsel for the Noteholder Collateral Agent.

Reference is made to the Amended and Restated Lien Subordination and Intercreditor Agreement dated as of February 11, 2011, among UBS AG, Stamford Branch, as Collateral Agent for the Revolving Facility Secured Parties referred to therein; Wells Fargo Bank, National Association, as Trustee and as Noteholder Collateral Agent; Ply Gem Holdings, Inc., Ply Gem Industries, Inc.; and the subsidiaries of Ply Gem Industries, Inc. named therein (the “Intercreditor Agreement”).  Notwithstanding any other provision contained herein, this Supplement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement and, to the extent provided therein, the applicable Senior Secured Obligations Security Documents (as defined in the Intercreditor Agreement).  In the event of any conflict or inconsistency between the provisions of this Supplement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.

2

IN WITNESS WHEREOF, the New Subsidiary and the Noteholder Collateral Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]

by
_________________________________
Name:
Title:
Address:
Legal Name:
Jurisdiction of Formation:

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS NOTEHOLDER COLLATERAL AGENT,

by
_________________________________
Name:
Title:

Exhibit B to the
Collateral Agreement

FORM OF INTELLECTUAL PROPERTY COLLATERAL AGREEMENT

This INTELLECTUAL PROPERTY COLLATERAL AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, the “IP Collateral Agreement”) dated February 11, 2011, is made by Ply Gem Industries, Inc., a Delaware corporation (the “Issuer”), Ply Gem Holdings, Inc., a Delaware Corporation (“Holdings”) and the Subsidiaries of the Issuer listed on the Annex hereto (the “Subsidiaries”, and together with the Issuer and Holdings, the “Grantors”) in favor of Wells Fargo, Bank, National Association, as Noteholder Collateral Agent (the “Noteholder Collateral Agent”) for the Secured Parties (as defined in the Collateral Agreement referred to below).

WHEREAS, the Issuer and the other Grantors party thereto have entered into an Indenture dated as of February 11, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), with Wells Fargo Bank, National Association, as Trustee and Noteholder Collateral Agent.  Terms defined in the Collateral Agreement and Indenture and not otherwise defined herein are used herein as defined in the Collateral Agreement and Indenture.

WHEREAS, as a condition precedent to the purchasing of the Notes by the Initial Purchasers, each Grantor has executed and delivered that certain Collateral Agreement dated February 11, 2011, made by the Grantors to the Noteholder Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”).

WHEREAS, under the terms of the Collateral Agreement, the Grantors have granted to the Noteholder Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, among other property, certain intellectual property of the Grantors, and have agreed as a condition thereof to execute this IP Collateral Agreement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

SECTION 1.  Grant of Security.  Each Grantor hereby grants to the Noteholder Collateral Agent for the ratable benefit of the Secured Parties a security interest in all of such Grantor’s right, title and interest in and to the following (the “Collateral”):

(a)   the patents and patent applications set forth in Schedule A hereto (the "Patents");

(b)
the trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby (the “Trademarks”);

(c)
all copyrights, whether registered or unregistered, now owned or hereafter acquired by such Grantor, including, without limitation, the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto (the “Copyrights”);

(d)
all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(e)
any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(f)
any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral of or arising from any of the foregoing.

SECTION 2.  Security for Obligations.  The grant of a security interest in, the Collateral by each Grantor under this IP Collateral Agreement secures the payment of all Secured Obligations of such Grantor now or hereafter existing under or in respect of the Note Documents.  Without limiting the generality of the foregoing, this IP Collateral Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and that would be owed by such Grantor to any Secured Party under the Note Documents but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Grantor.

SECTION 3.  Recordation.  Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer record this IP Collateral Agreement.

SECTION 4.  Execution in Counterparts.  This IP Collateral Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 5.  Grants, Rights and Remedies.  This IP Collateral Agreement has been entered into in conjunction with the provisions of the Collateral Agreement.  Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Noteholder Collateral Agent with respect to the Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

SECTION 6.  Governing Law.  This IP Collateral Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

Reference is made to the Amended and Restated Lien Subordination and Intercreditor Agreement dated as of February 11, 2011, among UBS AG, Stamford Branch, as Collateral Agent for the Revolving Facility Secured Parties referred to therein; Wells Fargo Bank, National Association, as Trustee and as Noteholder Collateral Agent; Ply Gem Holdings, Inc., Ply Gem Industries, Inc.; and the subsidiaries of Ply Gem Industries, Inc. named therein (the “Intercreditor Agreement”).  Notwithstanding any other provision contained herein, this Supplement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement and, to the extent provided therein, the applicable Senior Secured Obligations Security Documents (as defined in the Intercreditor Agreement).  In the event of any conflict or inconsistency between the provisions of this Supplement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.

[Remainder of Page Intentionally Blank]

2

IN WITNESS WHEREOF, each Grantor has caused this IP Collateral Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

PLY GEM INDUSTRIES, INC.,

by
_________________________________
Name:
Title:

PLY GEM HOLDINGS, INC.,

by
_______________________________
Name:
Title:

EACH OF THE SUBSIDIARIES LISTED ON
SCHEDULE I HERETO,

by
______________________________
Name:
Title:

Exhibit C to the
Collateral Agreement

FORM OF INTELLECTUAL PROPERTY COLLATERAL AGREEMENT SUPPLEMENT

This INTELLECTUAL PROPERTY COLLATERAL AGREEMENT SUPPLEMENT (this “IP Collateral Agreement Supplement”) dated __________, 200_, is made by the Person listed on the signature page hereof (the “Grantor”) in favor of Wells Fargo Bank, National Association, as Noteholder Collateral Agent (the “Noteholder Collateral Agent”) for the Secured Parties (as defined in the Collateral Agreement referred to below).

WHEREAS, Ply Gem Industries, Inc., a Delaware corporation (the “Issuer”) and the other Grantors party thereto have entered into an Indenture dated as of February 11, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), with Wells Fargo Bank, National Association, as Trustee and Noteholder Collateral Agent.  Terms defined in the Collateral Agreement and Indenture and not otherwise defined herein are used herein as defined in the Collateral Agreement and Indenture.

WHEREAS, pursuant to the Indenture, the Grantor and certain other Persons have executed and delivered that certain Collateral Agreement dated February 11, 2011, made by the Grantor and such other Persons to the Noteholder Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”).

WHEREAS, under the terms of the Collateral Agreement, the Grantor has granted to the Noteholder Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in the Additional Collateral (as defined in Section 1 below) of the Grantor and has agreed as a condition thereof to execute this IP Collateral Agreement Supplement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:

SECTION 1.  Grant of Security. Each Grantor hereby grants to the Noteholder Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in and to the following (the “Additional Collateral”):

(a)	the patents and patent applications set forth in Schedule A hereto (the “Patents”);

(b)
the trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby (the “Trademarks”);

(c)
all copyrights, whether registered or unregistered, now owned or hereafter acquired by such Grantor, including, without limitation, the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto (the “Copyrights”);

(d)
all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(e)
any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(f)
any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Additional Collateral of or arising from any of the foregoing.

SECTION 2.  Security for Obligations.  The grant of a security interest in the Additional Collateral by the Grantor under this IP Collateral Agreement Supplement secures the payment of all Secured Obligations of the Grantor now or hereafter existing under or in respect of the Note Documents.

SECTION 3.  Recordation.  The Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer record this IP Collateral Agreement Supplement.

SECTION 4.  Grants, Rights and Remedies.  This IP Collateral Agreement Supplement has been entered into in conjunction with the provisions of the Collateral Agreement.  The Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Noteholder Collateral Agent with respect to the Additional Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

SECTION 5.  Governing Law.  This IP Collateral Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

Reference is made to the Amended and Restated Lien Subordination and Intercreditor Agreement dated as of February 11, 2011, among UBS AG, Stamford Branch, as Collateral Agent for the Revolving Facility Secured Parties referred to therein; Wells Fargo Bank, National Association, as Trustee and as Noteholder Collateral Agent; Ply Gem Holdings, Inc., Ply Gem Industries, Inc.; and the subsidiaries of Ply Gem Industries, Inc. named therein (the “Intercreditor Agreement”).  Notwithstanding any other provision contained herein, this Supplement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement and, to the extent provided therein, the applicable Senior Secured Obligations Security Documents (as defined in the Intercreditor Agreement).  In the event of any conflict or inconsistency between the provisions of this Supplement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.

[Remainder of Page Intentionally Blank]

2

IN WITNESS WHEREOF, each Grantor has caused this IP Collateral Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

PLY GEM INDUSTRIES, INC.,

by
__________________________________
Name: Shawn K. Poe
Title: Vice President

PLY GEM HOLDINGS, INC.

by
__________________________________
Name: Shawn K. Poe
Title: Vice President

EACH OF THE SUBSIDIARIES LISTED ON
SCHEDULE I HERETO

by
_________________________________
Name: Shawn K. Poe
Title: Secretary

NEW ALENCO WINDOW, LTD.

By: Alenco Building Products Management, L.L.C., its General Partner,

by
________________________________
Name: Shawn K. Poe
Title: Secretary

NEW GLAZING INDUSTRIES, LTD.

By: Glazing Industries Management, L.L.C., its General Partner,

by
__________________________________
Name: Shawn K. Poe
Title: Secretary

NEW ALENCO EXTRUSION, LTD.

By: Alenco Extrusion Management, L.L.C., its General Partner,

by
__________________________________
Name: Shawn K. Poe
Title: Secretary

[Signature Page to the Collateral Agreement]